EXHIBIT 21

LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

11032 Tidewater Trail, LLC	Delaware	UFP Construction, LLC	Michigan
234 Springs Rd., LLC	Delaware	UFP Dallas, LLC	Michigan
2875 Needmore Rd. LLC	Delaware	UFP Distribution, LLC	Michigan
621 Hall St., LLC	Delaware	UFP Eagan, LLC	Michigan
Advantage Label & Packaging, Inc.	Michigan	UFP Eastern Division, Inc.	Michigan
Aljoma Holding Company, LLC	Michigan	UFP Eatonton, LLC	Michigan
Aljoma Lumber, Inc.	Florida	UFP Elizabeth City, LLC	Michigan
Ardellis Insurance Ltd.	Bermuda	UFP Elkwood, LLC	Michigan
Caliper Building Systems, LLC	Michigan	UFP Financial Services, Inc.	Michigan
Deckorators, Inc.	Michigan	UFP Folkston, LLC	Michigan
Enwrap Logistic and Packaging S.r.l.	Italy	UFP Franklinton, LLC	Michigan
Eovations, LLC	Michigan	UFP Gainesville, LLC	Michigan
Ficus Pax	India	UFP Gear, LLC	Michigan
Ficus Tegatai Pvt Ltd	India	UFP Global Holdings Limited	England/Wales
Fire Retardant Chemical Technologies, LLC	Illinois	UFP Gordon, LLC	Michigan
Forestal Universal SA de CV	Mexico	UFP Grand Rapids, LLC	Michigan
Idaho Western, Inc.	Idaho	UFP Grandview, LLC	Michigan
idX (China) Display System Co., Ltd.	China	UFP Granger, LLC	Michigan
idX (India) Display Private Ltd.	India	UFP Haleyville, LLC	Michigan
idX Amsterdam B.V.	Netherlands	UFP Hamilton, LLC	Michigan
idX Asia Fixtures Limited	Hong Kong	UFP Harrisonville, LLC	Michigan
idX Asia Trading Limited	Hong Kong	UFP Hartford, LLC	Wisconsin
idX Chicago, LLC	Delaware	UFP Hillsboro, LLC	Michigan
idX Corporation	Delaware	UFP Industrial, LLC	Michigan
idX Corporation London Limited	England/Wales	UFP Industries, Inc.	Michigan
idX Holdings, Inc.	Delaware	UFP International Employment Services, LLC	Michigan
idX Mexico, S. de R.L. de C.V.	Mexico	UFP International, LLC	Michigan
idX Shanghai Trading Company Ltd.	China	UFP Janesville, LLC	Michigan
Integra International Pty Ltd	Australia	UFP Kyle, LLC	Michigan
Integra Packaging Pty Ltd	Australia	UFP Lafayette, LLC	Michigan
Landura, LLC	Texas	UFP Lansing, LLC	Michigan
Metaworld Technologies, LLC	Michigan	UFP Londonderry, LLC	Michigan
North Atlantic Framing, LLC	Michigan	UFP Magna, LLC	Michigan
Norpal S. de R.L. de C.V.	Mexico	UFP McMinnville, LLC	Michigan
P1 Catawba Development Company, LLC	North Carolina	UFP Mexico Embalaje y Distribution, S. de R.L. de C. V.	Mexico
PaletOne of Acquisition of Texas, Inc.	Delaware	UFP Mexico Investment, LLC	Michigan
PalletOne Manufacturing of Texas, LLC	Texas	UFP Mid-Atlantic, LLC	Michigan
PalletOne of Alabama, LLC	Alabama	UFP Milwaukee, LLC	Michigan
PalletOne of Florida, Inc.	Florida	UFP Minneota, LLC	Michigan
PalletOne of Indiana Transportation, LLC	Indiana	UFP Morristown, LLC	Michigan
PalletOne of Indiana, Inc.	Indiana	UFP Moultrie, LLC	Michigan
PalletOne of Maine, Inc.	Maine	UFP NAC, LLC	Michigan
PalletOne of Mobile, LLC	Alabama	UFP Nappanee, LLC	Michigan
PalletOne of NE Texas, LLC	Delaware	UFP New London, LLC	Michigan
PalletOne of North Carolina, Inc.	North Carolina	UFP New Waverly, LLC	Michigan
PalletOne of Texas Holdings, Inc.	Delaware	UFP New Windsor, LLC	Michigan
PalletOne of Texas, LP	Texas	UFP New York, LLC	Michigan
PalletOne of Virginia, LLC	Virginia	UFP Orlando, LLC	Michigan
PalletOne of Wisconsin Manufacturing, LLC	Wisconsin	UFP Packaging, LLC	Michigan
PalletOne of Wisconsin, Inc.	Wisconsin	UFP Palm Beach, LLC	Michigan
PalletOne, Inc.	Delaware	UFP Parker, LLC	Michigan
Pinelli Lumber, Inc.	Texas	UFP Purchasing, Inc.	Michigan
Pinelli Universal TKT, S de R.L. de C.V.	Mexico	UFP Ranson, LLC	Michigan
Pinelli Universal, S de R.L. de C.V.	Mexico	UFP Real Estate, LLC	Michigan
Pinelli Universal Chile S.A.	Chile	UFP Retail, LLC	Michigan
PR Distribution, LLC	Puerto Rico	UFP Riverside, LLC	Michigan

Shawnlee Construction, LLC	Michigan	UFP RMS, LLC	Michigan
Shepardville Construction, LLC	Michigan	UFP Rockingham, LLC	Michigan
Store Fixtures Canada Holdings, Inc.	Delaware	UFP Rockwell, LLC	Michigan
Sunbelt Acquisition Florida II, LLC	Florida	UFP Saginaw, LLC	Michigan
Sunbelt Acquistion Corp.	Delaware	UFP Salisbury, LLC	Michigan
Sunbelt Acqusition Alabama III, LLC	Alabama	UFP San Antonio, LLC	Michigan
Sunbelt Forest Georgia, LLC	Georgia	UFP Sauk Rapids, LLC	Michigan
Sunbelt Forest Products Alabama, LLC	Florida	UFP Schertz, LLC	Michigan
Sunbelt Forest Products Corporation	Florida	UFP Shawnee, LLC	Michigan
SunOne Logistics, LLC	Georgia	UFP Site Built, LLC	Michigan
The UBEECO Group Pty Ltd	Australia	UFP Stafford, LLC	Michigan
Tibasa Universal Forest Products S. de R.L. de C.V.	Mexico	UFP Stockertown, LLC	Michigan
Tresstar, LLC	Michigan	UFP Tampa, LLC	Michigan
Triangle Systems, Inc.	Delaware	UFP Thomaston, LLC	Michigan
U.F.P. Mexico Holdings, S. de R.L.de CV	Mexico	UFP Thornton, LLC	Michigan
UFP Ashburn, LLC	Michigan	UFP Transportation, Inc.	Michigan
UFP Atlantic Division, LLC	Michigan	UFP Union City, LLC	Michigan
UFP Auburndale, LLC	Michigan	UFP Ventures II, Inc.	Michigan
UFP Aurora, LLC	Michigan	UFP Warranty Corporation	Michigan
UFP Australia Pty Ltd	Australia	UFP Warrens, LLC	Michigan
UFP Australia Real Estate Pty Ltd	Australia	UFP Washington, LLC	Michigan
UFP Barnesville, LLC	Michigan	UFP Western Division, Inc.	Michigan
UFP Belchertown, LLC	Michigan	UFP White Bear Lake, LLC	Michigan
UFP Berlin, LLC	Michigan	UFP Windsor, LLC	Michigan
UFP Biscoe, LLC	Michigan	UFP Woodburn, LLC	Michigan
UFP Blanchester, LLC	Michigan	Ultra Aluminum Manufacturing, Inc.	Michigan
UFP Bonner, LLC	Michigan	United Lumber & Reman, LLC	Alabama